Exhibit 4.2

                               PURCHASE AGREEMENT

      PURCHASE AGREEMENT (this "Agreement") is made as of March 2, 1999 between MILESTONE SCIENTIFIC INC., a Delaware corporation, with its principal offices at 220 South Orange Avenue, Livingston, New Jersey 07039 (the "Company"), and the undersigned (the "Purchaser").

      WHEREAS, the Company is offering to sell up to an aggregate of $4,000,000 of its 3% Senior Convertible Notes (the "Notes"), substantially in the form annexed hereto as Exhibit A; and

      WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase Notes having a principal amount as is set forth on the signature page hereof.

      NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

      1. Purchase and Sale of Notes. Subject to the terms and conditions hereinafter set forth, Purchaser hereby subscribes for and agrees to purchase Notes from the Company having the principal amount set forth on the signature page hereto and the Company hereby agrees to sell Notes having such principal amount to Purchaser. The purchase price for the Notes shall be an amount equal to 100% of their stated principal amount (the "Purchase Price"). The Purchase Price is payable by certified or bank check made payable to the Company or by wire transfer of funds, contemporaneously with the execution and delivery of this Agreement. The Notes being purchased by Purchaser will be delivered by the Company on the Closing Date (as defined below).

      2. Terms of the Notes. Except as otherwise set forth in this Agreement, the terms of the Notes shall be as set forth in the Notes.

      3. Closing. The closing of the transactions contemplated hereby ("Closing") shall take place on one or more dates (each a "Closing Date" and collectively the "Closing Dates") within three (3) business days following the satisfaction of the conditions set forth herein and at such times as shall be determined by the Company at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser, which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date, as follows:

            4.1 Organization; Standing and Power. The Company and its subsidiaries (a) are corporations duly organized, existing and in good standing under the laws of the state of their incorporation, (b) have all requisite corporate power and authority to own its properties and to carry on their businesses as now conducted and as proposed hereafter to be conducted, (c) are duly qualified to do business as foreign corporations in each and every jurisdiction where such qualification is necessary except where the failure to so qualify would not have a material adverse effect on the financial condition, business, operations, assets or prospects of the Company and its subsidiaries as a whole and (d) the Company has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under this Agreement.

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            4.2 Capitalization. The total authorized capital stock of the
      Company consists of 25,000,000 shares of Common Stock and no shares of preferred stock. As of February 1, 1999, the Company has outstanding 8,817,882 shares of Common Stock. In addition, there are 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan of which 674,000 shares are issuable pursuant to the exercise of outstanding stock options ranging in exercise price from $3.00 to $18.50 per share. The Company also has outstanding other compensatory options for 226,000 shares with exercise prices ranging from $5.125 to $23.00 per share and warrants and options in connection with financing transactions for 1,686,296 shares at exercise prices ranging from $4.72 to $9.00 per share of Common Stock. Except as set forth in this Section 4.2, the Company does not have outstanding any securities convertible into or exchangeable for any shares of capital stock or any rights (preemptive or otherwise) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any capital stock or any stock or securities convertible into or exchangeable for any capital stock.

            4.3 Authorization. The execution, delivery and performance by the Company of its obligations under this Agreement has been duly authorized by all requisite corporate action and will not, either prior to or as a result of the consummation of the transactions contemplated by this
      Agreement: (a) violate any law, any order of any court or other agency of government, any provision of the Certificate of Incorporation or Bylaws of the Company or any contract, indenture, agreement or other instrument to which the Company is a party, or by which the Company or any of its assets or properties are bound, or (b) be in conflict with, result in a breach of, or constitute (after the giving of notice of lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of any Company pursuant to, or result in the acceleration of, any such contract, indenture, agreement or other instrument. The Company is not required to obtain any government approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of this Agreement other than the filings which have heretofore been made.

            4.4 Non-contravention. To the best of its knowledge, the Company is not in violation or breach of or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principals). Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject.


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            4.5 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened in writing against the Company, or any of its assets, which, if adversely determined, might reasonably be expected to have a material adverse effect on the Company's business, operations and financial condition, other than as disclosed in its Quarterly Report on Form 10-QSB for the periods ended September 30, 1998.

            4.6 SEC Filings. The information set forth in the Form 10-KSB for the year ended December 31, 1997 and Form 10-QSB for the nine month period ended September 30, 1998 (collectively, the "SEC Filings") as filed by the Company with the Securities and Exchange Commission (the "SEC") is true, correct and complete in all material respects as of the respective date of each such filing and does not omit to state any material fact necessary in order to make the statements therein not misleading. The financial statements of the Company as set forth in the SEC Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition and results of operations of the Company as of their respective dates. Since September 30, 1998, there has not been any material adverse change in the business, financial condition or results of operations of the Company except that the Company has continued to operate at a loss and may have a loss for the year ended December 31, 1998 of approximately $9,000,000. Except for the liabilities set forth in the financial statements included in the SEC Filings and liabilities which have arisen after September 30, 1998 in the ordinary course of business, the Company has no material liability.

            4.7 Due Authorization. The issuance of the Notes has been duly authorized by all necessary corporate action and when issued will be the legal and binding obligations of the Company enforceable in accordance with their terms. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued, will be fully paid and non-assessable, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

            4.8 Securities Law Exemption. Assuming the accuracy of Purchaser's representations and warranties set forth herein, the sale of the Notes pursuant to this Agreement has been made in accordance with the provisions and requirements of Regulation D ("Regulation D") under the Securities Act and any applicable state law.

            4.9 Use of Proceeds. The proceeds from the sale of the Notes will be used 80% for sales and marketing of the Company's products and services and 20% for working capital.

            4.10 Compliance with Laws. The Company is in compliance in all material respects with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling, usury and other applicable laws which are material to its businesses, and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such applicable laws, or which may give rise to the assertion of any such violation, the effect of which could have a material adverse effect on the Company's business, operations and financial condition.


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            4.11 Licenses and Permits. The Company has obtained all federal, state and local licenses and permits required to be maintained in connection with and material to its operations, and all such licenses and permits obtained are valid and in full force and effect.

            4.12 Existing Registration Rights. Except for the Registration Rights Agreement referred to in Section 7 hereof, the Company is not a party to any agreement under which it is obligated to register any of its securities under the Securities Act.

            4.13 Patents, Trademarks, Copyrights, Etc. The Company owns or validly licenses all patents, patent rights, patent applications, licenses, shop rights, trademarks, trademark applications, tradenames, copyrights and other proprietary information (collectively "Rights") used in the conduct of its business as currently being conducted. To the actual knowledge of the Company, the conduct of its business as currently being conducted does not conflict with valid rights of others in any way, nor has any material use been made of the Rights, except by the Company or by other entities duly licensed to use the same.

            4.14 No Other Representations. The Company shall not be deemed to have made any representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, whether express or implied, except to the extent that such representations, warranties, covenants, agreements or indemnifications are made in this Agreement or the Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

      5. Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company, which representations and warranties shall be true and correct as of the date hereof and the Closing Date, as follows:

            5.1 Authorization of Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Purchaser, does not violate any laws or regulations applicable to Purchaser and is the valid binding and enforceable obligation of Purchaser in accordance with its terms.

            5.2 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which Purchaser is bound or to which any of Purchaser's assets are subject.

            5.3 Accredited Investor. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act, and the rules promulgated thereunder.

            5.4 Investment. Purchaser acknowledges that this offering of Notes has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the sale


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

      of the Notes pursuant hereto is intended to be a nonpublic offering pursuant to Sections 4(2), 4(6) or 3(b) of the Securities Act. Purchaser represents that the Notes are being purchased for his own account, for investment and not for distribution or resale to others. Purchaser agrees that Purchaser will not sell or otherwise transfer the Notes or the shares of the Common Stock issuable upon conversion of the Notes unless such securities, as the case may be, are registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act and they are or will be issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

            5.5 Access to Data. Purchaser has been given copies of the SEC Filings and has had an opportunity to review same. Purchaser has had an opportunity to discuss the SEC Filings and the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities, each to Purchaser's satisfaction. Purchaser understands that such discussions, as well as any written information issued or provided by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description thereof.

            5.6 Speculative Nature of Investment. Purchaser acknowledges that the purchase of the Notes involves a high degree of risk and that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and purchasing Notes; (ii) Purchaser may not be able to liquidate his investment; (iii) transferability of the Notes and the shares of Common Stock issuable upon conversion of the Notes is extremely limited; and (iv) Purchaser could sustain the loss of his entire investment.

            5.7 Experience. Purchaser acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to review all of the documents furnished or made available by the Company and to evaluate the merits and risks of such an investment on Purchaser's behalf.

            5.8 Lack of Liquidity. Purchaser understands that there is no public market for the Notes.

            5.9 Legends. Purchaser consents to the placement of a legend on the Notes as set forth in Section 6 of this Agreement.

            5.10 [Intentionally Omitted.]

            5.11 Address. Purchaser hereby represents that the address of Purchaser furnished by him at the end of this Agreement is Purchaser's principal residence if Purchaser is an individual or Purchaser's principal business address if it is a corporation or other entity.


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            5.12 Registered Representative. Purchaser acknowledges that if he is a Registered Representative of a National Association of Securities Dealers, Inc. ("NASD") member firm, he must give such firm the notice required by the NASD Conduct Rules, or any applicable successor rules of the NASD receipt of which must be acknowledged by such firm on the signature page hereof.

            5.13 No Other Representations. Purchaser hereby represents that, except as set forth herein, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, Purchaser is not relying on any information, other than that contained herein, that contained in the SEC Filings and the results of independent investigation by the Purchaser.

            5.14 Purpose. If Purchaser is a partnership, corporation, trust or other entity, it was not formed for the purpose of investing in the Company.

            5.15 No Broker. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Purchaser or any of its directors, officers, employees or agents.

            6. Legends. The Notes shall be endorsed with the following legend:

      THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

      THIS NOTE IS SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF MARCH 2, 1999, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF MILESTONE SCIENTIFIC INC.

            7. Registration Rights. The Company and the Purchaser will enter into a registration rights agreement, substantially in the form annexed hereto as Exhibit B.

            8. Confidentiality. Purchaser covenants and agrees that none of Purchaser, his agents and representatives will use for their own benefit, convey or disclose to any third party any information provided by the Company concerning its current or proposed business, operations and financial conditions, other than information which is already publicly available, was already known to Purchaser or is obtained from a source other than the Company and to the extent required by law.


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      9. Covenants.

            9.1 Affirmative Covenants of the Company. The Company covenants and agrees that, from the date hereof and until the Notes have been paid in full, it shall:

                  (a) Corporate. Do or cause to be done all things necessary to at all times (a) other than mergers solely among the Company and any of its subsidiaries, preserve, renew and keep in full force and effect its corporate existence, patents, trademarks, rights, licenses, permits and franchises, (b) comply with this Agreement,
            (c) maintain and preserve all of its material property used or useful in the conduct of their respective businesses, and (d) comply with all applicable laws material to its businesses, including the reporting requirements of the Securities Exchange Act of 1934, whether now in effect or hereafter enacted, promulgated or issued.

                  (b) Notice of Proceedings. Give prompt written notice to the
            Purchaser of any proceeding instituted against the Company in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a material adverse effect upon their business, operations, properties, assets or condition, financial or otherwise when taken as a whole.

                  (c) Books and Records; Inspection. Maintain true and accurate books and records respecting all of their business operations, and permit agents or representatives of the Purchasers to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of their business operations, all of such books and records and to visit the properties and operations of the Company and consult with the employees and officers of the Company.

                  (d) Notice of Default or Material Adverse Change. Promptly
            advise the Purchaser of any event which could have a material adverse effect on the Company's business, operation, property, assets or condition, financial or otherwise, or the existence or occurrence of any Event of Default (as defined in the Notes), any breach of this Section 9.1 or Section 9.2 or any default of the Company under any agreement or instrument to which it is a party.

                  (e) Notice of Filings with SEC. Promptly advise the Purchaser of any filing of a registration statement under the Securities Act with the SEC covering any of the Company's securities.

                  (f) Delivery of Financial Statements and other Reports. The
            Company will deliver to each holder of Notes promptly upon transmission thereof, copies of all financial statements, information circulars, proxy statements and reports as the Company shall send to its stockholders and copies of all registration statements, prospectuses and all reports which it shall file with the Securities and Exchange Commission or with any securities exchange on which any of its securities is listed or with NASDAQ and copies of all press releases and other statements made available to the public concerning material developments in the business of the Company.


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                  (g) Stock to be Reserved. The Company covenants that all
            shares of Common Stock that may be issued upon conversion of the Notes or in respect of interest payable on the Notes will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company covenants that during the period in which the Notes are outstanding it will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the conversion of the Notes.

            9.2 Negative Covenants of the Company. The Company covenants and agrees that, until the Notes have been paid in full, unless the holders of Notes representing more than 50% of the aggregate principal amount of the Notes (the "Requisite Majority") shall otherwise consent in writing, the Company shall not directly or indirectly:

                  (a) Restrictions on Debt and Certain Payments. Incur, create, assume or suffer to exist any indebtedness that shall be senior to or pari passu with (in right of payment) the Notes other than: (i) any purchase money obligations incurred by the Company in connection with the purchase of property; (ii) all payment obligations of the Company pursuant to any capitalized lease entered into by the Company; and (iii) all payables incurred by the Company in the ordinary course of its business. The Company will not prepay any indebtedness or redeem any securities junior to, or pari passu with, the Notes.

                  (b) Restrictions on Liens. Create, assume or suffer to exist any lien upon any of its property or assets except (i) liens for taxes which are not yet due or are being contested in good faith,
            (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business and (iii) liens made through purchase money security interests in the ordinary course of business.

                  (c) Registration and other Rights. Enter into any agreement with respect to its securities which is contrary to or inconsistent with the rights granted to the holders of Notes in the Registration Rights Agreement, this Agreement or the Notes.

      10. Participation and Additional Financing. In the event the Company offers to sell shares of Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share less than the Conversion Price in effect at the time of such proposed sale, other than shares issued pursuant to employee stock options (the "Offering"), the Purchaser shall have the right to purchase (the "Purchase Right") in connection with the Offering, such number of shares of Common Stock as shall equal the product of (a) the maximum number of shares of Common Stock being offered for sale by the Company in the Offering and (b) a fraction, the numerator of which is the number of shares into which the Note held by the Purchaser is convertible and the denominator of which is the total number of shares of the Company issued and outstanding at such time (without taking into account the shares of Common Stock being offered in the Offering). The Company shall give the Purchaser written notice of the Offering and include therein detailed information concerning the terms of the Offering, including, but not limited to, the maximum number of shares being offered in the Offering, the purchase price per share and the maximum number of shares of Common Stock which the Purchaser has the right to purchase pursuant to this Section 10. The Purchaser shall then have ten (10) business days within which to notify the Company in writing of its intention to exercise such


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Purchaser's Purchase Right and the number of shares of Common Stock which
Purchaser intends to purchase (the "Subject Shares") pursuant to the Purchase Right. If the Purchaser shall fail to provide the Company with such written notification, the Company shall have no obligation to sell, and the Purchaser shall have no right to purchase, any shares of Common Stock being sold in the Offering. If the Purchaser shall notify the Company of its intention to exercise such Purchaser's Purchase Right, the Company shall sell and the Purchaser shall purchase the Subject Shares at such date and time as shall be mutually agreed to by the parties.

      11. Conditions Precedent to the Obligations of the Company. The obligations of the Company pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Company may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

            11.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement or in any document or certificate delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

            11.2 Performance of Agreements. Each Purchaser shall have duly executed and delivered this Agreement to the Company and shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by any of them on or before the Closing Date pursuant to this Agreement.

      12. Conditions Precedent to the Obligations of the Purchasers. The obligations of a Purchaser under this Agreement is subject to the satisfaction at the Closing of each of the following conditions; provided, however, that a Purchaser may, in such Purchaser's sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

            12.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement or in any document or certificate delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

            12.2 Performance of Agreements. The Company shall have duly executed and delivered this Agreement and the Registration Rights Agreement and shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

            12.3 Litigation, Material Changes, Defaults, etc. No claim, action, suit, proceeding, arbitration or hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin, prevent or adversely affect the consummation of the transactions contemplated by this Agreement. There shall not have been any changes in the business of the Company which have or could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Company. There shall exist no defaults under the provisions of any instrument evidencing indebtedness of the Company.


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            12.4 Officers and Secretary's Certificate. The Purchaser shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 11.1, 11.2 and
      11.3 and a certificate of the Company's Secretary certifying copies of the Company's Certificate of Incorporation, By-laws and all resolutions authorizing the transactions contemplated herein and certifying as to the incumbency of officers executing this Agreement and any related document.

            12.5 Good Standing Certificates. The Purchaser shall have received
      (a) "good standing" certificate with respect to the Company from the Secretary of State of Delaware stating that the Company is duly incorporated and in good standing in Delaware, and (b) a certificate from the Secretary of State of New Jersey to the effect that the Company is duly qualified to do business in New Jersey as a foreign corporation.

            12.6 Legal Opinion. The Purchaser shall have received an opinion from counsel to the Company substantially in the form annexed hereto as Exhibit C.

            12.7 Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes shall not be prohibited by any applicable law or governmental regulation (including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the holders of the Notes to any tax, penalty or liability under any applicable law or governmental regulation.

      13. General Provisions.

            13.1 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement.

            13.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made. Any notice or other communication given hereunder shall be addressed to the Company, at its principal offices as set forth above and to the Purchaser at his address indicated on the signature page hereto.

            13.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            13.4 Headings. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

            13.5 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

            13.6 Changes, Waivers, Etc. Subject to Section 9.11, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

            13.8 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

            13.9 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject mater thereof and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            13.10 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            13.11. Waivers and Amendments. With the written consent of the Requisite Majority, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to this Agreement or to any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Notes and of the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of holders of the Notes who are required to consent to any waiver or supplemental agreement without the consent of all of the holders of the Notes. Notwithstanding anything to the contrary above, the payment of interest, time of payment of interest, the interest rate payable, payment of principal and time of payment of principal on the Notes may not be changed without the written consent of holders then holding at least 80% of the outstanding principal amount of the Notes, and this provision may not be waived or amended without the written consent of holders then holding at least 80% of the outstanding principal amount of the Notes. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given by the Company to holders of the Notes who have not previously consented thereto in writing.

            13.12. Expenses. Each party hereto shall pay all of its own fees and expenses in connection with the transactions contemplated hereby; provided, however, the Company shall pay the legal fees incurred by Purchasers to Willkie Farr & Gallagher in connection with the transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:


-----------------------------------

Social Security or Taxpayer
Identification Number of Purchaser

Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.


                                        By:_____________________________________
                                             Leonard Osser, Chairman, and
                                             Chief Executive Officer

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:


-----------------------------------
      K. TUCKER ANDERSEN

c/o Cumberland Associates LLC
1114 Avenue of the Americas
New York, NY 10036

###-##-####
Social Security or Taxpayer
Identification Number of Purchaser

$250,000                                                $250,000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.


                                        By:_____________________________________
                                             Leonard Osser, Chairman, and
                                             Chief Executive Officer
      transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

STRATEGIC RESTRUCTURING PARTNERSHIP LP


By:________________________________

1114 Avenue of the Americas
New York, NY 10036


-----------------------------------
Social Security or Taxpayer
Identification Number of Purchaser

$250,000                                                $250,000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.


                                        By:____________________________________
                                             Leonard Osser, Chairman, and
                                             Chief Executive Officer
      transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:


CUMBERLAND PARTNERS
by Cumberland Associates LLC, as its investment advisor


By:________________________________

c/o Cumberland Associates LLC
1114 Avenue of the Americas
New York, NY 10036

13-6319596
Social Security or Taxpayer
Identification Number of Purchaser

$1,150,000                                              $1,150,000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.

                                        By:_____________________________________
                                             Leonard Osser, Chairman, and
                                             Chief Executive Officer
      transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

LONGVIEW PARTNERS
by Cumberland Associates LLC, as its investment advisor


By:________________________________

c/o Cumberland Associates LLC
1114 Avenue of the Americas
New York, NY 10036

13-3410543
Social Security or Taxpayer
Identification Number of Purchaser

$125,000                                                $125, 000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.

                                        By:_____________________________________
                                              Leonard Osser, Chairman, and
                                              Chief Executive Officer
      transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

LONGVIEW PARTNERS B, L.P.
by Cumberland Associates LLC, as its investment advisor


By: _______________________________

c/o Cumberland Associates LLC
1114 Avenue of the Americas
New York, NY 10036

13-3911087
Social Security or Taxpayer
Identification Number of Purchaser

$165,000                                                $165,000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.

                                        By:_____________________________________
                                             Leonard Osser, Chairman, and
                                             Chief Executive Officer
      transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

LONGVIEW PARTNERS C, L.P.
by Cumberland Associates LLC, as its investment advisor


By: _______________________________

c/o Cumberland Associates LLC
1114 Avenue of the Americas
New York, NY 10036

13-3970907
Social Security or Taxpayer
Identification Number of Purchaser

$60,000                                                 $60,000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                          MILESTONE SCIENTIFIC INC.


                                          By: __________________________________
                                                Leonard Osser, Chairman, and
                                                Chief Executive Officer
      transactions contemplated hereby to the extent such legal fees do not exceed $15,000 in the aggregate, plus the disbursements of such legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:


___________________________________
LEONARD OSSER

Milestone Scientific Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

###-##-####
Social Security or Taxpayer
Identification Number of Purchaser

$250,000                                                $250,000
Principal Amount of Notes Being Subscribed For          Purchase Price

                                        MILESTONE SCIENTIFIC INC.


                                        By:_____________________________________
                                              Leonard Osser, Chairman, and
                                              Chief Executive Officer


                                       12